American Institute of
     Certified Public
     Accountants

HJ [LOGO]
     --------------------------------------------------     Utah Association
of
     HJ & ASSOCIATES, L.L.C.     Certified Public
     --------------------------------------------------     Accountants
CERTIFIED PUBLIC ACCOUNTANTS
     SEC Practice Section
     Private Companies
     Practice Section

March 17, 2001



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C., 20549

Re:     Carmina Technologies, Inc.
     Commsiion File No. 0-30685

We were previoulsy the independent accountants for the Company and on April 8, 2000, we reported on the financial statements of the Company for the year ended December 31, 1999 and from inception on May 7, 1999 through December 31, 1999.

We have read item 4 of the Current Report on Form 8-K/A of Carmina Technologies, Inc. dated March 12, 2001, and the revised language in Item 3,
Part II, of the Form 10-SB/A, and we agree with the statements contained therein as they relate to our firm.

Very truly yours,

/s/  HJ & Associates, LLC

HJ & Associates, LLC
(formerly Jones Jensen & Company)
Certified Public Accountants